
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FORM THE DECEMBER
31, 1998 FORM 10-K OF PMC CAPITAL, INC. AND IS QUALIFIED IN ITS ENTIRETY BY
REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-START>                             JAN-01-1998
<PERIOD-END>                               DEC-31-1998
<CASH>                                             235
<SECURITIES>                                    20,657
<RECEIVABLES>                                  118,042<F1>
<ALLOWANCES>                                     (594)
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                             549
<DEPRECIATION>                                   (321)
<TOTAL-ASSETS>                                 163,349<F2>
<CURRENT-LIABILITIES>                            7,610<F3>
<BONDS>                                         74,790
<PREFERRED-MANDATORY>                            4,000<F4>
<PREFERRED>                                      3,000<F4>
<COMMON>                                        72,925
<OTHER-SE>                                       (774)
<TOTAL-LIABILITY-AND-EQUITY>                   163,349<F5>
<SALES>                                              0
<TOTAL-REVENUES>                                24,314<F6>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                                 5,624
<LOSS-PROVISION>                                 (726)<F7>
<INTEREST-EXPENSE>                               5,467
<INCOME-PRETAX>                                 13,949
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                             13,949
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    13,949
<EPS-PRIMARY>                                     1.16
<EPS-DILUTED>                                     1.16

<F1>Includes current and long-term portion of all loans receivable-before reserve, interest receivable on loans and receivable for loans sold. Does not include receivable from affiliate.
<F2>Includes the following items not listed above.

(i)   Interest - only strip receivable, less $180,000 reserve    $  4,168
(ii)  Restricted investments                                        2,525
(iii) Real property owned                                             109
(iv)  Due from unconsolidated subsidiaries                          2,579
(v)   Deferred charges, deposits and
      other assets, net                                             1,140
(vi)  Investment in unconsolidated subsidiaries                    12,930
(vii) Servicing asset                                               1,330
                                                                 --------
                                                                 $ 24,781
                                                                 ========
<F3>Include the following:

(i)    Accrued interest payable                 $   1,264
(ii)   Borrower advances                            1,598
(iii)  Dividends payable                            3,020
(iv)   Accounts payable                             1,728
                                                ---------
                                                $   7,610
                                                =========
<F4>Preferred stock of subsidiary held by SBA.  See  footnotes to the Company's
Annual Report filed on Form 10-k for the year ended December 31, 1998.
<F5>Includes the following items not included above:

(i)   Deferred fee revenue                $    666
(ii)  Other liabilities                      1,131
(iii) Due to unconsolidated subsidiaries         1
                                          --------
                                          $  1,798
                                          ========
<F6>Revenues consist primarily of interest, other yield on investments, premium income and equity in income of unconsolidated subsidiaries.
<F7>Includes gain on sale of loans of $925,000

